Exhibit 4.8

                         SUBSCRIPTION RECEIPT AGREEMENT

                                      among

                           ZARLINK SEMICONDUCTOR INC.

                                     - and -

                             CIBC WORLD MARKETS INC.

                                     - and -

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                           Providing for the Issue of
                              Subscription Receipts

                           Dated as of July [30], 2007

                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION...................................................... 2

   1.1   Definitions.......................................................... 2
   1.2   Headings............................................................. 5
   1.3   References........................................................... 5
   1.4   Certain Rules of Interpretation...................................... 5
   1.5   Day Not a Business Day............................................... 6
   1.6   Applicable Law....................................................... 6
   1.7   Conflict............................................................. 6
   1.8   Currency............................................................. 6
   1.9   Severability......................................................... 6
   1.10  Actions by the Underwriters.......................................... 6

ARTICLE 2 ISSUE OF SUBSCRIPTION RECEIPTS...................................... 6

   2.1   Issue of Subscription Receipts....................................... 6
   2.2   Payment Acknowledgement.............................................. 7
   2.3   Terms of Subscription Receipts....................................... 8
   2.4   Fractional Subscription Receipts..................................... 8
   2.5   Register for Subscription Receipts................................... 8
   2.6   Registers Open for Inspection........................................ 8
   2.7   Receiptholder not a Debentureholder or a Shareholder................. 8
   2.8   Subscription Receipts to Rank Pari Passu............................. 9
   2.9   Signing of Subscription Receipt Certificates......................... 9
   2.10  Certification by the Subscription Receipt Agent...................... 9
   2.11  Issue in Substitution for Subscription Receipt
         Certificates Lost, etc............................................... 9
   2.12  Exchange of Subscription Receipt Certificates....................... 10
   2.13  Charges for Exchange................................................ 10
   2.14  Transfer and Registration of Subscription Receipts.................. 10
   2.15  Global Subscription Receipt......................................... 12
   2.16  Proceeds to be Placed in Escrow..................................... 13
   2.17  Subscription Receipts and Trading................................... 13
   2.18  Right of Rescission................................................. 14
   2.19  Cancellation of Surrendered Subscription
         Receipt Certificates................................................ 14

ARTICLE 3 ISSUANCE OF UNDERLYING CONVERTIBLE DEBENTURES OR
REFUND  OF SUBSCRIPTION PRICE................................................ 14

   3.1   Notice of Acquisition............................................... 14
   3.2   Release of Funds on Acquisition Closing Date........................ 14
   3.3   Issue of Underlying Convertible Debentures.......................... 15
   3.4   Fractions........................................................... 15
   3.5   Payment on Termination.............................................. 16

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                                      -ii-


ARTICLE 4 INVESTMENT OF ESCROWED FUNDS AND PAYMENT OF INTEREST............... 17
   4.1   Investment of Escrowed Funds........................................ 17
   4.2   Segregation of Escrowed Funds....................................... 17
   4.3   Third Party Interest................................................ 17

ARTICLE 5 RIGHTS AND COVENANTS OF ZARLINK.................................... 17

   5.1   Optional Purchases by Zarlink....................................... 17
   5.2   General Covenants................................................... 18
   5.3   Subscription Receipt Agent's Remuneration, Expenses
         and Indemnification................................................. 19
   5.4   Performance of Covenants by Subscription Receipt Agent.............. 19
   5.5   Accounting.......................................................... 19
   5.6   Payments by Subscription Receipt Agent.............................. 20
   5.7   Regulatory Matters.................................................. 20
   5.8   Anti-Money Laundering and Privacy................................... 20

ARTICLE 6 ENFORCEMENT........................................................ 21

   6.1   Suits by Receiptholders............................................. 21

ARTICLE 7 MEETINGS OF RECEIPTHOLDERS......................................... 21

   7.1   Right to Convene Meetings........................................... 21
   7.2   Notice.............................................................. 22
   7.3   Chairperson......................................................... 22
   7.4   Quorum.............................................................. 22
   7.5   Power to Adjourn.................................................... 22
   7.6   Show of Hands....................................................... 22
   7.7   Poll and Voting..................................................... 23
   7.8   Regulations......................................................... 23
   7.9   Zarlink and Subscription Receipt Agent may be Represented........... 24
   7.10  Powers Exercisable by Special Resolution............................ 24
   7.11  Meaning of Special Resolution....................................... 25
   7.12  Powers Cumulative................................................... 26
   7.13  Minutes............................................................. 26
   7.14  Instruments in Writing.............................................. 27
   7.15  Binding Effect of Resolutions....................................... 27
   7.16  Holdings by Zarlink Disregarded..................................... 27

ARTICLE 8 SUPPLEMENTAL AGREEMENTS............................................ 27

   8.1   Provision for Supplemental Agreements for Certain Purposes.......... 27

ARTICLE 9 CONCERNING THE SUBSCRIPTION RECEIPT AGENT.......................... 28

   9.1   Rights and Duties of Subscription Receipt Agent..................... 28
   9.2   Evidence, Experts and Advisers...................................... 29

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                                     -iii-


   9.3   Documents, etc. Held by Subscription Receipt Agent.................. 30
   9.4   Actions by Subscription Receipt Agent to Protect Interest........... 31
   9.5   Subscription Receipt Agent not Required to Give Security............ 31
   9.6   Protection of Subscription Receipt Agent............................ 31
   9.7   Replacement of Subscription Receipt Agent; Successor by Merger...... 32
   9.8   Conflict of Interest................................................ 33
   9.9   Acceptance of Appointment........................................... 33
   9.10  Subscription Receipt Agent Not to be Appointed Receiver............. 33

ARTICLE 10 GENERAL........................................................... 33

   10.1  Notice to Zarlink, Subscription Receipt Agent and the
         Lead Underwriter, on behalf of the Underwriters..................... 33
   10.2  Notice to Receiptholders............................................ 35
   10.3  Ownership of Subscription Receipts.................................. 35
   10.4  Evidence of Ownership............................................... 36
   10.5  Satisfaction and Discharge of Agreement............................. 36
   10.6  Provisions of Agreement and Subscription Receipts for
         the Sole Benefit of Parties and Receiptholders...................... 37
   10.7  Subscription Receipts Owned by Zarlink or its
         Subsidiaries Certificate to be Provided............................. 37
   10.8  Effect of Execution................................................. 37
   10.9  Time of Essence..................................................... 37
   10.10 Counterparts........................................................ 37

Schedule A - Form of Subscription Receipt Certificate....................... A-1

Schedule B - Form of Notice................................................. B-1

                         SUBSCRIPTION RECEIPT AGREEMENT

            THIS SUBSCRIPTION RECEIPT AGREEMENT made as of the [30th] day of July, 2007.

AMONG:

            ZARLINK SEMICONDUCTOR INC., a company duly incorporated under the laws of Canada (hereinafter referred to as "Zarlink")

                                     - and -

            CIBC WORLD MARKETS INC. on behalf of the underwriters who are party to the Underwriting Agreement (as defined herein) providing for the issue and sale to investors of Subscription Receipts (as defined herein) (hereinafter referred to as the "Lead Underwriter")

                                     - and -

            COMPUTERSHARE  TRUST  COMPANY OF CANADA,  a trust  company  existing
            under  the  laws  of  Canada   (hereinafter   referred   to  as  the
            "Subscription Receipt Agent")

            WHEREAS Zarlink is proposing to issue and sell Subscription Receipts representing, among other things, the right to receive Convertible Debentures (as defined herein);

            AND WHEREAS Zarlink and the Lead Underwriter, on behalf of the Underwriters, (as defined herein), have agreed that:

      (a) the Proceeds (as defined herein) are to be delivered to and held by the Subscription Receipt Agent and invested on behalf of Zarlink in the manner set forth herein;

      (b) on the Acquisition Closing Date (as defined herein), provided that such date occurs on or before the Deadline (as defined herein), each Receiptholder shall automatically receive, without any further action required by such Receiptholder and without the payment of any additional consideration, one Convertible Debenture for each Subscription Receipt held by the Receiptholder;

      (c)   if  a  Termination  Event  (as  defined  herein)  occurs,  (i)  this
            Agreement and all issued and outstanding Subscription Receipts, shall be automatically terminated and cancelled, and each Receiptholder shall, on the third Business Day following the Termination Date be entitled to receive a Termination Payment (as defined herein).

            AND WHEREAS all things necessary have been done and performed to make the Subscription Receipts, when certified by the Subscription Receipt Agent and issued as provided in this Agreement, legal, valid and binding obligations of Zarlink with the benefits and subject to the terms of this Agreement;

            AND WHEREAS the foregoing recitals are made by Zarlink and not by the Subscription Receipt Agent or the Lead Underwriter;

            NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

In this Agreement and the recitals, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "Acquisition" means the acquisition by Zarlink of LHI by means of the Merger pursuant to the Acquisition Agreement;

      "Acquisition Agreement" means an agreement and plan of merger dated June 25, 2007, between Merger Sub, LHI and Navigant Capital Advisors, LLC, as representative of LHI's stockholders, pursuant to which Zarlink will indirectly acquire Legerity through the cash merger of Merger Sub with and into LHI as the surviving company of such Merger;

      "Acquisition Closing Date" means the closing date of the Acquisition, which is expected to occur on or about July [30], 2007;

      "Affiliate" has the meaning attributed to it under the Canada Business Corporations Act (Canada);

      "Agreement" means this agreement, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof;

      "Book-Entry Only System" means the book-based securities transfer system administered by CDS in accordance with its operating rules and procedures in force from time to time;

      "Business Day" means any day which is not Saturday or Sunday or a statutory holiday in the Province of Ontario or any other day on which businesses of the Subscription Receipt Agent and Canadian chartered banks are generally closed;

      "CDS" means CDS Clearing and Depository Services Inc. and its successors in interest;

      "Convertible   Debenture"  means  $1,000   principal  amount   convertible
      unsecured subordinated debentures of Zarlink bearing interest at a rate of 6.0% per annum to be issued under and governed by the Trust Indenture;

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                                       3


      "Counsel" means a barrister or solicitor or a firm of barristers or solicitors, who may be counsel for Zarlink, acceptable to the Subscription Receipt Agent, acting reasonably;

      "Deadline" means 5:00 p.m. (Toronto time) on September 28, 2007;

      "Debentureholders" means the holder from time to time of the Convertible Debentures;

      "Designated Office" means the principal corporate trust office of the Subscription Receipt Agent from time to time in Toronto, Ontario;

      "Earned Interest" means the interest or other income earned on the investment of the Escrowed Funds from the date hereof to, but not including, the earlier to occur of (i) the Acquisition Closing Date and
      (ii) the Termination Date;

      "Escrow Account" has the meaning attributed thereto in Section 2.2(a);

      "Escrowed Funds" means an amount equal to the Proceeds minus any fees payable to the Underwriters on the Offering Closing Date plus the Earned Interest thereon at any given time;

      "Global  Subscription  Receipts"  has the  meaning  attributed  thereto in
      Section 2.15;

      "Issue Time" means 5:00 p.m. (Toronto time) on the Acquisition Closing Date, provided that such date occurs on or before the Deadline;

      "Lead Underwriter" means CIBC World Markets Inc.;

      "Legerity" means, collectively, LHI and Legerity Inc.;

      "LHI" means Legerity Holdings Inc;

      "Merger Sub" means ZLE Inc., a wholly-owned subsidiary of Zarlink;

      "NYSE" means the New York Stock Exchange;

      "Offering" means the offering of Subscription Receipts pursuant to the Prospectus;

      "Offering Closing Date" means the date hereof;

      "Optioned Subscription Receipts" means the Subscription Receipts which may be issued pursuant to the exercise of the Over-Allotment Option;

      "Original Purchasers" has the meaning attributed thereto in Section 2.18;

      "Over-Allotment   Option"  has  the  meaning   ascribed   thereto  in  the
      Underwriting Agreement;

      "Person"   means   and   includes   individuals,   corporations,   limited
      partnerships,   general  partnerships,   joint  stock  companies,  limited
      liability  companies,  joint ventures,  associations,

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                                       4


      companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities and governments, governmental agencies and political subdivisions thereof;

      "Proceeds"  means  the  aggregate   Subscription  Price  of  the  Offering
      (including the Optioned Subscription Receipts, if any);

      "Prospectus" means the English and French language versions (unless the context indicates otherwise) of the (final) short form prospectus and amended registration statement in Form F-10 of Zarlink dated July [23], 2007, qualifying, respectively, among other things, the distribution of the Subscription Receipts in all of the provinces of Canada and the United States of America and includes all documents incorporated therein by reference and any amendments thereto;

      "Receiptholders" or "holders" means the Persons who are holders of Subscription Receipts;

      "Receiptholders' Request" means an instrument signed in one or more counterparts by Receiptholders entitled to acquire, on exchange of their Subscription Receipts, in the aggregate not less than 25% of the aggregate number of Underlying Convertible Debentures which could be acquired on exchange of all Subscription Receipts then outstanding, requesting the Subscription Receipt Agent to take some action or proceeding specified therein;

      "Special Resolution" shall have the meaning ascribed thereto in Section 7.11;

      "Subscription Price" means the sum of $1,000 per Subscription Receipt;

      "Subscription Receipt Agent" means Computershare Trust Company of Canada or its successors from time to time under this Agreement;

      "Subscription Receipt Certificate" means a certificate evidencing Subscription Receipts substantially in the form attached as Schedule A hereto with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Agreement or as may be required to comply with any law or the rules of any securities exchange or as may be not inconsistent with the terms of this Agreement and as Zarlink may deem necessary or desirable and until the termination of the Book-Entry Only System such certificate shall be in the form of a Global Subscription Receipt;

      "Subscription Receipts" means the subscription receipts of Zarlink issued and certified hereunder and from time to time outstanding (including the Optioned Subscription Receipts, if any), each Subscription Receipt evidencing the rights provided for herein;

      "Termination Date" means the date on which a Termination Event occurs;

      "Termination Event" means any one of the following described events: (i) the Acquisition Closing Date does not occur on or before the Deadline,
      (ii) the other conditions to the exchange of the Subscription Receipts are not satisfied by the Deadline, (iii) the Acquisition

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                                       5


      Agreement is terminated at any earlier time, or (iv) Zarlink has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition;

      "Termination Payment" means, in respect of each Subscription Receipt, an aggregate amount equal to (i) the Subscription Price of such Subscription Receipt plus (ii) the Termination Premium;

      "Termination Premium" means, in respect of each Subscription Receipt, an amount equal to the amount of interest that would have accrued on a Convertible Debenture if such Convertible Debenture had been issued and outstanding (and interest thereon had accrued at the rate of 6.0% per annum) from the Offering Closing Date until the Termination Date;

      "Trust Indenture" means the trust indenture dated July [30], 2007 between Zarlink and Computershare Trust Company of Canada or its successors from time to time under the Trust Indenture, providing for the issue of the Convertible Debentures;

      "TSX" means the Toronto Stock Exchange;

      "Underlying Convertible Debentures" means the Convertible Debentures automatically issuable to Receiptholders on the Acquisition Closing Date, provided that such date occurs on or before the Deadline, without any further action required by such Receiptholders or payment of additional consideration;

      "Underwriters" means, collectively, CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Markets Inc.;

      "Underwriting Agreement" means the amended and restated underwriting agreement dated July 17, 2007 between Zarlink and the Underwriters in respect of the Offering;

      "Zarlink" means Zarlink Semiconductor Inc.

1.2      Headings

The headings, the table of contents and the division of this Agreement into Articles and Sections are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.3      References

Unless otherwise specified in this Agreement:

      (a) references to Articles, Sections, and Schedules are to Articles, Sections, and Schedules in this Agreement; and

      (b) "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions, without reference to a particular provision, refer to this Agreement.

1.4      Certain Rules of Interpretation

Unless otherwise specified in this Agreement:
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                                       6


      (a)   the singular includes the plural and vice versa; and

      (b)   references to any gender shall include references to all genders.

1.5      Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.6      Applicable Law

This Agreement and the Subscription Receipts shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.7      Conflict

In the event of a conflict or inconsistency between a provision in the body of this Agreement and in the Subscription Receipt Certificate issued hereunder, the provision in the body of this Agreement shall prevail to the extent of the inconsistency.

1.8      Currency

All dollar amounts expressed in this Agreement and in the Subscription Receipts are in lawful money of Canada and all payments required to be made hereunder and thereunder shall be made in Canadian dollars.

1.9      Severability

Each of the provisions in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

1.10     Actions by the Underwriters

All steps which must or may be taken by the Underwriters in connection with this Agreement, shall be taken by the Lead Underwriter, on its own behalf and on behalf of the Underwriters. The Lead Underwriter, shall consult with the Underwriters as necessary prior to taking any action on their behalf and shall, in any event, advise the Underwriters of steps taken on their behalf.

                                   ARTICLE 2
                         ISSUE OF SUBSCRIPTION RECEIPTS

2.1      Issue of Subscription Receipts

      (a) An aggregate of 75,000 Subscription Receipts (up to 86,250 if the Optioned Subscription Receipts are issued prior to the Acquisition Closing Date as a result of

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                                       7


            the exercise in full of the Over-Allotment Option) providing for the exchange of such Subscription Receipts in certain circumstances, as provided herein, to acquire an aggregate of 75,000 Convertible Debentures (up to 86,500 if the Optioned Subscription Receipts are issued prior to the Acquisition Closing Date as a result of the exercise in full of the Over-Allotment Option) are hereby created and authorized to be issued by Zarlink for a price per Subscription Receipt equal to the Subscription Price, and a Subscription Receipt Certificate in the form of one or more Global Subscription Receipts evidencing such Subscription Receipts shall be executed by or on behalf of Zarlink, certified by or on behalf of the Subscription Receipt Agent and delivered to the Underwriters in accordance with this Agreement.

      (b) Subject to the terms and conditions hereof, each Subscription Receipt will be automatically exchanged for one Underlying Convertible Debenture without any further action on the part of the holder thereof and without payment of additional consideration at the Issue Time.

2.2      Payment Acknowledgement

      (a) As of the date hereof, the Subscription Receipt Agent hereby acknowledges receipt from the Underwriters of funds by wire transfer, in the aggregate amount of $o and confirms that such funds have been deposited in a segregated account in the name of Zarlink (the "Escrow Account") or as otherwise directed by Zarlink and the Lead Underwriter, on behalf of the Underwriters and will be invested in accordance with Section 4.1 hereof and paid in accordance with
            Article 3 hereof;

      (b)   Zarlink hereby:

            (i) acknowledges that the amounts received by the Subscription Receipt Agent pursuant to Section 2.2(a) in accordance with Zarlink's direction to the Lead Underwriter, on behalf of the Underwriters, represents payment in full by the Underwriters of the aggregate Subscription Price for 75,000 Subscription Receipts less any fees payable to the Underwriters on the Offering Closing Date;

            (ii) irrevocably directs the Subscription Receipt Agent to retain such amounts in accordance with the terms of this Agreement pending payment of such amounts in accordance with the terms of this Agreement; and

            (iii) irrevocably   directs   the   Subscription    Receipt   Agent,
                  immediately following the execution and delivery of this Agreement, to certify and deliver to CDS, in accordance with written directions, one or more Global Subscription Receipts representing 75,000 Subscription Receipts registered in the name of CDS (or its nominee).

      (c) Upon the exercise of the Over-Allotment Option before the Acquisition Closing Date, the Underwriters shall transfer to the Subscription Receipt Agent an amount equal to the product obtained when (i) the number of Optioned Subscription Receipts acquired by the Underwriters upon the exercise of the Over-Allotment Option is

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                                       8


            multiplied by (ii) the Subscription Price, minus an amount equal to 1.5% of the aggregate Subscription Price for the Optioned Subscription Receipts. Upon receipt thereof by the Subscription Receipt Agent, these funds will be deposited in the Escrow Account to be dealt with in accordance with the terms hereof. Zarlink will then direct the Subscription Receipt Agent to certify and deliver to CDS or its nominee, a Global Subscription Receipt representing the Optioned Subscription Receipts acquired by the Underwriters upon the exercise of the Over-Allotment Option.

2.3      Terms of Subscription Receipts

Each Subscription Receipt shall evidence the right of the holder to receive the securities and/or the amounts specified in Sections 3.3 and 3.5 hereof, as applicable.

2.4      Fractional Subscription Receipts

No fractional Subscription Receipts shall be issued or otherwise provided for hereunder.

2.5      Register for Subscription Receipts

Zarlink hereby appoints the Subscription Receipt Agent as transfer agent and registrar of the Subscription Receipts, and Zarlink shall cause to be kept by the Subscription Receipt Agent at the Designated Office, a securities register in which shall be entered the names and addresses of holders of Subscription Receipts and the other particulars, prescribed by law, of the Subscription Receipts held by them. Zarlink shall also cause to be kept by the Subscription Receipt Agent at the Designated Office the register of transfers, and may also cause to be kept by the Subscription Receipt Agent, branch registers of transfers in which shall be recorded the particulars of the transfers of Subscription Receipts, registered in that branch register of transfers.

2.6      Registers Open for Inspection

The registers hereinbefore referred to shall be open at all reasonable times during regular business hours of the Subscription Receipt Agent on any Business Day for inspection by Zarlink, the Underwriters or any Receiptholder. The Subscription Receipt Agent shall, from time to time when requested so to do by Zarlink, furnish Zarlink with a list of the names and addresses of Receiptholders entered in the registers kept by the Subscription Receipt Agent and showing the number of Underlying Convertible Debentures which might then be acquired upon the exchange of the Subscription Receipts held by each such holder.

2.7      Receiptholder not a Debentureholder or a Shareholder

Holders of Subscription Receipts are not Debentureholders or shareholders or creditors of the Corporation. Holders of Subscription Receipts are entitled only to receive Convertible Debentures on exchange of their Subscription Receipts, which will occur automatically on the Acquisition Closing Date, or alternatively, if the Subscription Receipts terminate, holders of Subscription Receipts are entitled only to receive the Termination Payment (including the Termination Premium).

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2.8      Subscription Receipts to Rank Pari Passu

Each Subscription Receipt shall rank pari passu with respect to all other issued and outstanding Subscription Receipts, regardless of the actual date of issue of same.

2.9      Signing of Subscription Receipt Certificates

The Subscription Receipt Certificates shall be signed by two officers of Zarlink. The signature of such officers may be mechanically reproduced on facsimile and Subscription Receipt certificates bearing such facsimile signature shall, subject to Section 2.10, be binding on Zarlink as if they had been manually signed by such officers. Notwithstanding that an officer whose signature appears on any Subscription Receipt Certificate as such officer may no longer hold such position at the date of such Subscription Receipt Certificate or at the date of certification or delivery thereof, any Subscription Receipt Certificate signed as aforesaid shall, subject to Section 2.10, be valid and binding upon Zarlink and the holder thereof shall be entitled to the benefits of this Agreement.

2.10     Certification by the Subscription Receipt Agent

      (a) No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Subscription Receipt Agent, and such certification by the Subscription Receipt Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against Zarlink that the Subscription Receipt Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

      (b) The certification of the Subscription Receipt Agent on Subscription Receipt Certificates issued hereunder shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of this Agreement or the Subscription Receipt Certificates (except the due certification thereof) and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipt Certificates or any of them or of the consideration therefor except as otherwise specified herein. The certificate by or on behalf of the Subscription Receipt Agent on Subscription Receipt Certificates shall constitute a representation and warranty by the Subscription Receipt Agent that the said Subscription Receipt Certificates have been duly certified by or on behalf of the Subscription Receipt Agent pursuant to the provisions of this Agreement.

2.11     Issue in Substitution for Subscription Receipt Certificates Lost, etc.

      (a) In case any of the Subscription Receipt Certificates shall become mutilated or be lost, destroyed or stolen, Zarlink, subject to applicable laws and compliance with Section 2.11(b) below, shall issue and thereupon the Subscription Receipt Agent shall certify and deliver, a new Subscription Receipt Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in a form approved by the

            Subscription Receipt Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipt Certificates issued or to be issued hereunder.

      (b) The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.11 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to Zarlink and to the Subscription Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to Zarlink and to the Subscription Receipt Agent in their sole discretion, and such applicant may also be required to furnish an indemnity and surety bond or security in amount and form satisfactory to Zarlink and the Subscription Receipt Agent, in their sole discretion, and shall pay the reasonable charges of Zarlink and the Subscription Receipt Agent in connection therewith.

2.12     Exchange of Subscription Receipt Certificates

      (a) Subscription Receipt Certificates may, upon compliance with the reasonable requirements of the Subscription Receipt Agent, be exchanged for another Subscription Receipt Certificate or Subscription Receipt Certificates entitling the holder thereof to, in the aggregate, the same number of Subscription Receipts as represented by the Subscription Receipt Certificates so exchanged.

      (b) Subscription Receipt Certificates may be surrendered for exchange only at the Designated Office of the Subscription Receipt Agent during regular business hours of the Subscription Receipt Agent.

2.13     Charges for Exchange

Except as otherwise herein provided, the Subscription Receipt Agent may charge to the holder requesting an exchange a reasonable sum for each new Subscription Receipt Certificate issued in exchange for Subscription Receipt Certificate(s). Payment of such charges and reimbursement of the Subscription Receipt Agent or Zarlink for any and all stamp taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange.

2.14     Transfer and Registration of Subscription Receipts

      (a) The Subscription Receipts may only be transferred on the register kept at the Designated Office of the Subscription Receipt Agent by the holder or its legal representatives or its attorney duly appointed by an instrument in writing. Upon surrender for registration of transfer of Subscription Receipts at the Designated Office of the Subscription Receipt Agent, Zarlink shall issue and thereupon the Subscription Receipt Agent shall certify and deliver a new Subscription Receipt Certificate of like tenor in the name of the designated transferee. If less than all the Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the

            Subscription Receipts not transferred. However, notwithstanding the foregoing, Subscription Receipts shall only be transferred upon:

            (i) payment to the Subscription Receipt Agent of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Subscription Receipt Agent or Zarlink for any and all stamp taxes or governmental or other charges required to be paid in respect of such transfer; and

            (ii) such reasonable requirements as the Subscription Receipt Agent may prescribe and as required pursuant to the terms of this Agreement, and all such transfers shall be duly noted in such register by the Subscription Receipt Agent.

      (b) Zarlink and the Subscription Receipt Agent will deem and treat the registered owner of any Subscription Receipt as the beneficial owner thereof for all purposes and neither Zarlink nor the Subscription Receipt Agent shall be affected by any notice to the contrary.

      (c) The transfer register in respect of Subscription Receipts shall be closed at 5:00 p.m. (Toronto time) at the Designated Office, on the earlier to occur of the Acquisition Closing Date and the Termination Date. Trades settling after the Acquisition Closing Date will be completed by the delivery of Convertible Debentures.

      (d) The Subscription Receipt Agent will promptly advise Zarlink of any requested transfer of Subscription Receipts. Zarlink will be entitled, and may direct the Subscription Receipt Agent, to refuse to recognize any transfer, or enter the name of any transferee of any Subscription Receipts on the registers referred to in this
            Article if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction, or would be contrary to the terms of the constating documents of Zarlink or this Agreement.

      (e) Subject to the provisions of this Agreement and applicable law, a Receiptholder shall be entitled to the rights and privileges attaching to the Subscription Receipts. Either (a) the issue of Convertible Debentures as provided in Section 3.3, or (b) the payment of the Termination Payment, less applicable withholding taxes, if any, as provided in Section 3.5, all in accordance with the terms and conditions herein contained, shall discharge all responsibilities of Zarlink and the Subscription Receipt Agent with respect to such Subscription Receipts and neither Zarlink nor the Subscription Receipt Agent shall be bound to inquire into the title of a Receiptholder.

      (f) Without limitation, signatures must be guaranteed by an authorized officer of a Canadian chartered bank or a major Canadian trust company or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program.

      (g) The Subscription Receipt Agent shall have no duty to determine compliance of the transferor or transferee of Subscription Receipts with applicable securities laws.

2.15     Global Subscription Receipt

      (a) Unless the Book-Entry Only System is terminated, Subscription Receipt Certificates will only be issued in the form of one or more global subscription receipt certificates (the "Global Subscription Receipts") which will be registered in the name of and deposited with CDS or its nominee.

      (b)   Upon the  termination  of the  Book-Entry  Only  System,  owners  of beneficial interests in the Subscription Receipts shall not be entitled to have Subscription Receipts registered in their names, shall not receive or be entitled to receive Subscription Receipt Certificates in definitive form and shall not be considered owners or holders thereof under this Agreement or any supplemental agreement except in circumstances where (i) required under applicable law, (ii) the Book-Entry Only System ceases to exist,
            (iii) Zarlink determines, at its option, to terminate the Book-Entry Only System, and (iv) Zarlink or CDS advises the Subscription Receipt Agent that CDS is no longer willing or able to properly discharge its responsibilities as depository with respect to the Subscription Receipts and Zarlink is unable to locate a qualified successor. Beneficial interests in the Global Subscription Receipts will be represented only through the Book-Entry Only System. Transfers of Subscription Receipts between CDS participants shall occur in accordance with CDS' applicable rules and procedures. Neither Zarlink nor the Subscription Receipt Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS, or its nominee, on account of the beneficial interests in the Subscription Receipts. Nothing herein shall prevent the owners of beneficial interests in the Subscription Receipts from voting such Subscription Receipts using duly executed proxies.

      (c) All references herein to actions by, notices given or payments made to Receiptholders shall, where Subscription Receipts are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the CDS participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Receiptholders evidencing a specified percentage of the aggregate Subscription Receipts outstanding, such direction or consent may be given by holders of Subscription Receipts acting through CDS and the CDS participants owning Subscription Receipts evidencing the requisite percentage of the Subscription Receipts. The rights of a Receiptholder whose Subscription Receipts are held through CDS shall be exercised only through CDS and the CDS participants and shall be limited to those established by law and agreements between such holders and CDS and/or the CDS participants or upon instructions from the CDS participants. Each of the Subscription Receipt Agent and Zarlink may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Receiptholders and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

      (d) For so long as Subscription Receipts are held through CDS, if any notice or other communication is required to be given to Receiptholders, the Subscription Receipt Agent will give such notices and communications to CDS.

      (e) Upon the termination of the Book-Entry Only System on the occurrence of one of the conditions specified in Subsection 2.15(b) with respect to the Subscription Receipts, the Subscription Receipt Agent shall notify all applicable owners of beneficial interests in the Subscription Receipts (through CDS if available) of the availability of definitive Subscription Receipt Certificates. Upon surrender by CDS of the certificate(s) representing the Global Subscription Receipts and receipt of new registration instructions from CDS, Zarlink shall issue and the Subscription Receipt Agent shall certify and deliver the aggregate number of Subscription Receipts then outstanding in the form of definitive Subscription Receipt Certificates to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Subscription Receipts will be governed by the remaining Sections of this Agreement.

2.16     Proceeds to be Placed in Escrow

Upon the issuance of Subscription Receipts, the Escrowed Funds in respect thereof shall be delivered by the Lead Underwriter, on behalf of the Underwriters, to the Subscription Receipt Agent by electronic transfer of funds into an Escrow Account as directed by the Subscription Receipt Agent to be held pursuant to the terms hereof. The Subscription Receipt Agent hereby agrees to hold the same as agent on behalf of Zarlink and to invest, disburse and deal with the same as provided herein.

2.17     Subscription Receipts and Trading

      (a) Zarlink confirms that the Subscription Receipts will be listed for trading on the TSX.

      (b) Notwithstanding any provision of this Agreement, in order to comply with the policies of the TSX, Zarlink agrees to the following:

            (i) when Zarlink reasonably expects the Acquisition to close, Zarlink will, without delay, provide the TSX with written notice to that effect specifying the expected Acquisition Closing Date. At the Issue Time, the Subscription Receipts will automatically convert into the Underlying Convertible Debentures; and,

            (ii) in the event of a Termination Event, Zarlink will, on or prior to the Termination Date, give notice to the TSX and holders of Subscription Receipts on such Termination Date will be paid the amounts set forth in Section 3.5 of this Agreement on the third Business Day following the Termination Date.

      (c) Zarlink will request that the TSX halt trading of the Subscription Receipts at 8:00 a.m. (Toronto time) on the Acquisition Closing Date.

2.18     Right of Rescission

      (a) If (i) the Prospectus contains a misrepresentation (as such term is defined in the Securities Act (Ontario)) and it was a misrepresentation on the date hereof, purchasers of Subscription Receipts to whom the Prospectus was sent or delivered and who were the original purchasers of the Subscription Receipts (the "Original Purchasers"), or (ii) the Prospectus is not delivered to an Original Purchaser, the affected Original Purchaser(s) shall have a right of action against Zarlink for rescission, exerciseable on notice given to Zarlink not more than 180 days subsequent to the date hereof to receive a refund of the Subscription Price paid by them for each Subscription Receipt purchased by them. The right of action for rescission is only available to an Original Purchaser either while it is a holder of the Subscription Receipts purchased or while it is a holder of the Underlying Convertible Debentures issuable upon surrender of such Subscription Receipts.

      (b)   In no event shall  Zarlink be liable  under this Section 2.18 if the
            Original   Purchaser   purchased  the  Subscription   Receipts  with
            knowledge of the misrepresentation.

2.19     Cancellation of Surrendered Subscription Receipt Certificates

All Subscription Receipt Certificates surrendered to the Subscription Receipt Agent pursuant to Sections 2.11, 2.12, 2.14, 3.3, 3.5 and 5.1 shall be returned to or received by the Subscription Receipt Agent for cancellation and, if required by Zarlink, the Subscription Receipt Agent shall furnish Zarlink with a cancellation certificate identifying the Subscription Receipt Certificates so cancelled and the number of Subscription Receipts evidenced thereby.

                                   ARTICLE 3
          ISSUANCE OF UNDERLYING CONVERTIBLE DEBENTURES OR TERMINATION
                          OF THE SUBSCRIPTION RECEIPTS

3.1      Notice of Acquisition

If the Acquisition Closing Date occurs on or before the Deadline, Zarlink: (a) shall forthwith (and in any event no later than the Acquisition Closing Date) cause a notice of the same executed by or on behalf of Zarlink, to be delivered to the Subscription Receipt Agent (substantially in the form attached as Schedule B), and (b) shall issue a press release disclosing the Acquisition Closing Date and that the Underlying Convertible Debentures have been issued to Receiptholders through the facilities of CDS and that Book-Entry Only System customer confirmations will be entered on the second Business Day following the Acquisition Closing Date. The notice delivered to the Subscription Receipt Agent shall specify the amounts to be released pursuant to Section 3.2 and Section 3.3 and to whom such amounts should be released.

3.2      Release of Funds on Acquisition Closing Date

If the Acquisition Closing Date occurs on or before the Deadline, Zarlink shall:
(i) be entitled to receive from the Subscription Receipt Agent the Escrowed Funds; (ii) pay or cause to be paid to the Lead Underwriter, on behalf of the Underwriters, an amount equal to 1.5% of the Proceeds. The Subscription Receipt Agent shall deliver the funds referred to in (i) of this Section 3.2 to Zarlink, and

Zarlink shall deliver or cause to be delivered to the Lead Underwriter, on behalf of the Underwriters, the amount referred to in (ii) of this Section 3.2, forthwith upon the delivery of the notice and press release referred to in
Section 3.1 and in any event not later than the Issue Time. Any notice delivered to the Subscription Receipt Agent shall be received by the Subscription Receipt Agent no later than 12:00 p.m. (Toronto time) on the day on which the funds are to be released. Any notice received by the Subscription Receipt Agent after 12:00 p.m. or received on a non-Business Day shall be deemed to have been given prior to 12:00 p.m. on the next Business Day.

3.3      Issue of Underlying Convertible Debentures

      (a) If the Acquisition Closing Date occurs on or before the Deadline, the Underlying Convertible Debentures shall be, and shall be deemed to be, automatically issued at the Issue Time to the Receiptholders pursuant to the Trust Indenture notwithstanding that a Book-Entry Only System customer confirmation in a holder's account may not yet have been so entered, and each Receiptholder shall automatically receive, without any further action required by such Receiptholder and without the payment of any additional consideration, one Convertible Debenture for each Subscription Receipt held by such Receiptholder, and such Receiptholder shall be deemed to have become the holder of record of such Underlying Convertible Debentures at the Issue Time.

      (b) Upon the issuance or deemed issuance of the Underlying Convertible Debentures, Zarlink, subject to the provisions of the Trust Indenture, shall cause to be entered and issued, as the case may be, to the Person or Persons in whose name or names the Underlying Convertible Debentures have been issued, a Book-Entry Only System customer confirmation.

      (c) Effective immediately after the Underlying Convertible Debentures have been, or have been deemed to be, issued as contemplated by this
            Section 3.3 and Zarlink has caused a Book-Entry Only System customer confirmation to be entered as provided in Section 3.3(b), the Subscription Receipts relating thereto shall be void and of no value or effect.

      (d) The Subscription Receipt Agent shall not be responsible for calculating the amounts owing under Section 3.2 and Section 3.3, but shall be entitled to rely absolutely on the written direction of Zarlink specifying the payments to be made pursuant to Section 3.2 and Section 3.3.

3.4      Fractions

Notwithstanding anything herein contained, Zarlink shall not be required, upon the exchange or deemed exchange of the Subscription Receipts, to issue Convertible Debentures in principal amounts other than $ 1,000 and integral multiples thereof or to distribute certificates which evidence Convertible Debentures in principal amounts other than $1,000 and integral multiples thereof.

3.5      Payment on Termination

      (a) If a Termination Event occurs, Zarlink shall forthwith notify the Lead Underwriter, on behalf of the Underwriters, and the Subscription Receipt Agent and shall issue a press release setting forth the Termination Date.

      (b) If a Termination Event occurs, the rights evidenced by each Subscription Receipt shall be automatically terminated and cancelled and each Receiptholder shall only be entitled to receive, on the third Business Day following the Termination Date, a Termination Payment.

      (c) The Termination Payment shall be satisfied by the Escrowed Funds; any amount not satisfied by the Escrowed Funds shall be satisfied by Zarlink who shall deposit an amount equal to such shortfall in the Escrow Account prior to the time that the amount is payable to the Receiptholders under this Section 3.5. The Subscription Receipt Agent shall only make payments under this Section 3.5 to the extent that the Escrowed Funds and the monies which have been deposited with it pursuant to this Section 3.5 are sufficient.

      (d) If a Termination Event occurs, registers shall be closed at the close of business on the Termination Date (subject to settlement in accordance with this Section 3.5).

      (e)   The  obligation  to make the  payment  of the  amount  specified  in
            Section 3.5(b) shall be satisfied by mailing payment by cheque payable to the registered holder of the Subscription Receipt at its registered address or by making a wire transfer for the account of such holder through CDS.

      (f) Upon the mailing or delivery of any cheque or the making of any wire transfer as provided in Section 3.5(e) (and provided any such cheque has been honoured for payment, if presented for payment within six months of the date thereof) all rights evidenced by the Subscription Receipts relating thereto shall be satisfied and such Subscription Receipts shall be void and of no value or effect.

      (g) Zarlink (i) shall be entitled to deduct and withhold from amounts payable under this Agreement to holders of Subscription Receipts that are non-residents of Canada (within the meaning of the Income Tax Act (Canada) ("Non-Resident Holders") and any applicable income tax convention), such amounts required by law, whether foreign, federal, provincial or otherwise, to be deducted or withheld for or on account of income tax or other taxes levied, collected, withheld or assessed by any governmental authority ("Withholding Amount"),
            (ii) shall remit the Withholding Amount to the appropriate governmental authority on a timely basis, and (iii) shall provide to Non-Resident Holders a copy of the receipt of payment or such other proof of remittance issued by the authority. The Withholding Amount shall be deemed to have been paid to the Non-Resident Holders on the due dates of the amounts payable under this Agreement, provided that such amount is remitted to the appropriate governmental authority on a timely basis. In particular, Zarlink will
            deduct  and  withhold  from  the  Termination   Payment  payable  to
            Non-Resident Holders an amount equal to 25% of the Termination Premium.


                                   ARTICLE 4
              INVESTMENT OF ESCROWED FUNDS AND PAYMENT OF INTEREST

4.1      Investment of Escrowed Funds

Pending disbursement of the Escrowed Funds, the Subscription Receipt Agent shall hold, invest and reinvest the Escrowed Funds on behalf of Zarlink in short-term obligations of, or guaranteed by, the Government of Canada, a province of Canada, or a Canadian chartered bank (which may include an Affiliate of the Subscription Receipt Agent) or corporate commercial paper, provided that such obligation is rated at least R1 (middle) by Dominion Bond Rating Service Limited or an equivalent rating service, as directed in writing by Zarlink. Such direction to the Subscription Receipt Agent shall be provided by Zarlink no later than 9:00 a.m. (Toronto time) on the day on which the investment is to be made. Any direction received by the Subscription Receipt Agent after 9:00 a.m. or on a day which is not a Business Day, shall be deemed to have been given prior to 9:00 a.m. on the next Business Day. If at any time the Escrowed Funds include cash that is not invested and Zarlink has not provided directions to the Subscription Receipt Agent to invest such cash, the Subscription Receipt Agent shall deposit all such uninvested cash in an account, a term deposit or guaranteed investment certificates of the Subscription Receipt Agent or a Canadian chartered bank, having either no fixed term or no irrevocable term and which pays interest on the daily balance. The Subscription Receipt Agent shall have no liability with respect to any loss in value of investments as permitted to be made hereunder. In making any payment, the Subscription Receipt Agent shall not be liable for any loss sustained from early termination of an investment if such termination is required to make a payment hereunder.

4.2      Segregation of Escrowed Funds

The Escrowed Funds received by the Subscription Receipt Agent and any securities or other instruments received by the Subscription Receipt Agent upon the investment or reinvestment of such Escrowed Funds shall be received as agent for, and shall be segregated and kept apart by, the Subscription Receipt Agent as agent for Zarlink.

4.3      Third Party Interest

Zarlink hereby represents to the Subscription Receipt Agent that any account to be opened by, or interest to be held by, the Subscription Receipt Agent, in connection with this Agreement, for or to the credit of Zarlink, is not intended to be used by or on behalf of any third party.

                                   ARTICLE 5
                         RIGHTS AND COVENANTS OF ZARLINK

5.1      Optional Purchases by Zarlink

Subject to applicable laws, Zarlink may, from time to time, purchase by private contract or otherwise any of the Subscription Receipts.

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                                       18


5.2      General Covenants

      (a) Zarlink covenants with the Subscription Receipt Agent and the Lead Underwriter, on behalf of the Underwriters, that so long as any Subscription Receipts remain outstanding:

            (i)   it will use its best efforts to maintain its existence;

            (ii) it will make all requisite filings under applicable Canadian and United States securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces of Canada in which it is currently a reporting issuer;

            (iii) it will announce by press release the Acquisition Closing Date or the Termination Date, and any new Outside Date, as the case may be, in accordance with the provisions hereof; and

            (iv) it will perform and carry out all of the acts or things to be done by it as provided in this Agreement.

      (b) In addition, Zarlink covenants with the Subscription Receipt Agent and the Lead Underwriter, on behalf of the Underwriters, that, from the date hereof to the earlier of the Acquisition Closing Date or Termination Date, it will not do any of the following:

            (i) subdivide or redivide its outstanding common shares into a greater number of common shares;

            (ii) reduce, combine or consolidate the outstanding common shares into a smaller number of common shares;

            (iii) issue common shares to holders of all or substantially  all of the outstanding common shares by way of a dividend or distribution (other than the issue of common shares to holders of common shares who have elected to receive dividends in the form of common shares in lieu of cash dividends paid in the ordinary course on the common shares);

            (iv) fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding common shares;

            (v) fix a record date for the making of a distribution to all or substantially all the holders of its outstanding common shares of (i) common shares of any class other than common shares distributed to holders of common shares who have elected to receive dividends in the form of such common shares in lieu of dividends paid in the ordinary course, (ii) rights, options or warrants, (iii) evidences of its indebtedness, or (iv) assets (excluding dividends or distributions paid in the ordinary course); or

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                                       19


            (vi) undertake a reorganization of Zarlink or a consolidation, amalgamation, arrangement or merger of Zarlink with any other Person or other entity, or a sale or conveyance of the property and assets of Zarlink as an entirety or substantially as an entirety to any other Person or entity or a liquidation, dissolution or winding-up of Zarlink.

5.3      Subscription Receipt Agent's Remuneration, Expenses and Indemnification

      (a) Zarlink covenants that it will pay to the Subscription Receipt Agent, from time to time, reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Agent in the administration or execution of this Agreement (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Subscription Receipt Agent's negligence, misconduct or bad faith. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Subscription Receipt Agent against unpaid invoices and shall be payable on demand.

      (b) Zarlink hereby indemnifies and saves harmless the Subscription Receipt Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Subscription Receipt Agent or which it may suffer or incur as a result or arising out of the performance of its duties and obligations under this Agreement, save only in the event of the negligence, misconduct or bad faith of the Subscription Receipt Agent. It is understood and agreed that this indemnification shall survive the termination or the discharge of this Agreement or the resignation or replacement of the Subscription Receipt Agent.

5.4      Performance of Covenants by Subscription Receipt Agent

If Zarlink shall fail to perform any of its covenants contained in this Agreement, the Subscription Receipt Agent may notify the Receiptholders and the Lead Underwriter, on behalf of the Underwriters, of such failure on the part of Zarlink or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Receiptholders of such performance by it. All sums expended or advanced by the Subscription Receipt Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Subscription Receipt Agent shall relieve Zarlink of any default hereunder or of its continuing obligations under the covenants contained herein.

5.5      Accounting

The Subscription Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Agent hereunder and the receipt, investment,  reinvestment  and  disbursement  of the Escrowed  Funds,  and shall provide to Zarlink and the Underwriters records and statements thereof periodically upon written request. Zarlink shall have the right to audit any such books, records, accounts and statements.

5.6      Payments by Subscription Receipt Agent

In the event that any funds to be disbursed by the Subscription Receipt Agent in accordance herewith are received by the Subscription Receipt Agent in the form of an uncertified cheque or cheques, the Subscription Receipt Agent shall be entitled to delay the time for disbursement of such funds hereunder until such uncertified cheque or cheques have cleared in the ordinary course the financial institution upon which the same are drawn. The Subscription Receipt Agent will disburse monies according to this Agreement only to the extent that monies have been deposited with it.

5.7      Regulatory Matters

Zarlink shall file all such documents, notices and certificates and take such steps and do such things as may be necessary under applicable securities laws to permit the issuance of the Convertible Debentures in the circumstances contemplated by Section 3.3 such that (i) such issuance will comply with the prospectus and registration requirements of applicable securities laws in each of the provinces of Canada and in the United States of America, (ii) the first trade in Convertible Debentures other than from the holdings of a Person who, alone or in combination with others, hold sufficient Convertible Debentures to materially affect control of Zarlink will not be subject to, or will be exempt from, the prospectus or registration requirements of applicable securities laws in each of the provinces of Canada and the United States of America, and (iii) the conversion of the Convertible Debentures into common shares of Zarlink will not be subject to, or will be exempt from, the prospectus and registration requirements of applicable securities laws of each of the provinces of Canada and the United States of America.

5.8      Anti-Money Laundering and Privacy

The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten days' prior written notice sent to all parties provided that (i) the Subscription Receipt Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Subscription Receipt Agent's satisfaction within such ten day period, then such resignation shall not be effective.

The parties acknowledge that the Subscription Receipt Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

      (a) to provide the services required under this Agreement and other services that may be requested from time to time;

      (b)   to  help  the  Subscription   Receipt  Agent  manage  its  servicing
            relationships with such individuals;

      (c) to meet the Subscription Receipt Agent's legal and regulatory requirements; and

      (d) if Social Insurance Numbers or Social Security Numbers are collected by the Subscription Receipt Agent, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

Each party acknowledges and agrees that the Subscription Receipt Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Subscription Receipt Agent shall make available on its website or upon request, including revisions thereto. Further, each party agrees that it shall not provide or cause to be provided to the Subscription Receipt Agent any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

                                    ARTICLE 6
                                   ENFORCEMENT

6.1      Suits by Receiptholders

Subject to the powers of Receiptholders exercisable by special resolutions, all or any of the rights conferred upon any Receiptholder by any of the terms of the Subscription Receipts or of this Agreement, or of both, may be enforced by the Receiptholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Subscription Receipt Agent to proceed in its own name to enforce each and all of the provisions contained herein for the benefit of the Receiptholders.

                                   ARTICLE 7
                           MEETINGS OF RECEIPTHOLDERS

7.1      Right to Convene Meetings

The Subscription Receipt Agent may, at any time and from time to time, and shall on receipt of a written request of Zarlink or of a Receiptholders' Request and upon being funded and indemnified to its reasonable satisfaction by Zarlink or by the Receiptholders signing such Receiptholders' Request against the cost which may be  incurred  in  connection  with the  calling  and  holding  of such meeting, convene a meeting of the Receiptholders. In the event of the Subscription Receipt Agent failing to so convene a meeting within fifteen (15) days after receipt of such written request of Zarlink or such Receiptholders' Request and funding and indemnity given as aforesaid, Zarlink or such Receiptholders, as the case may be, may convene such meeting. Every such meeting shall be held in Ottawa, Ontario or at such other place as may be determined by the Subscription Receipt Agent and approved by Zarlink.

7.2      Notice

At least ten (10) days' prior notice of any meeting of Receiptholders shall be given to the Receiptholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Subscription Receipt Agent (unless the meeting has been called by the Subscription Receipt Agent) and to Zarlink (unless the meeting has been called by Zarlink). Such notice shall state the date (which should be a Business Day) and time when, and the place where the meeting, is to be held, and shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Receiptholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

7.3      Chairperson

An individual (who need not be a Receiptholder) designated in writing by the Subscription Receipt Agent shall be chairperson of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Receiptholders present in person or by proxy shall choose some individual present to be chairperson.

7.4      Quorum

Subject to the provisions of Section 7.11, at any meeting of the Receiptholders a quorum shall consist of not less than two (2) Receiptholders present in person or by proxy and holding 25% of the then outstanding Subscription Receipts. If a quorum of the Receiptholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Receiptholders or on a Receiptholders' Request shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of such business. At the adjourned meeting the Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold at least 25% of the then outstanding Subscription Receipts.

7.5      Power to Adjourn

The chairperson of any meeting at which a quorum of the Receiptholders is present may, with the consent of the Receiptholders present, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6      Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on a special resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7      Poll and Voting

On every special resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairperson or by one or more of the Receiptholders acting in person or by proxy and holding at least 5% of the Subscription Receipts then outstanding, a poll shall be taken in such manner as the chairperson shall direct. Questions other than those required to be determined by special resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every Person who is present and entitled to vote, whether as a Receiptholder or as proxy for one or more absent Receiptholders, or both, shall have one vote. On a poll, each Receiptholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Convertible Debenture that such person is entitled to receive pursuant to the Subscription Receipt(s) then held or represented by such person. A proxy need not be a Receiptholder. In the case of joint holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them shall be present in person or by proxy, they shall vote together in respect of Subscription Receipts of which they are joint registered holders. The chairperson of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, that are held or represented by the chairperson.

7.8      Regulations

The Subscription Receipt Agent, or Zarlink with the approval of the Subscription Receipt Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

      (a) the setting of the record date for a meeting of holders of Subscription Receipts for the purpose of determining Receiptholders entitled to receive notice of and vote at such meeting;

      (b) the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Subscription Receipt Agent stating that the Subscription Receipt Certificates specified therein have been deposited with it by a named Person and will remain on deposit until after the meeting, which voting certificate shall entitle the Persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the Persons so named in such voting certificates were the actual holders of the Subscription Receipt Certificates specified therein;

      (c) the deposit of voting certificates and instruments appointing proxies at such place and time as the Subscription Receipt Agent, Zarlink or the Receiptholders, convening the meeting, as the case may be, may in the notice convening the meeting direct;

      (d) the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to Zarlink or to the Subscription Receipt Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

      (e) the form of the instrument of proxy and the manner in which the instrument of proxy must be executed; and

      (f) generally for the calling of meetings of Receiptholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as a Receiptholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Receiptholders or their counsel, or duly appointed proxies of Receiptholders.

7.9      Zarlink and Subscription Receipt Agent may be Represented

Zarlink and the Subscription Receipt Agent, by their respective authorized agents, and the counsel for Zarlink and for the Subscription Receipt Agent may attend any meeting of the Receiptholders, but shall have no vote as such unless in their capacity as Receiptholder or a proxy holder.

7.10     Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the Receiptholders at a meeting shall, subject to the provisions of Section 7.11, have the power, subject to all applicable regulatory and exchange approvals, exercisable from time to time by special resolution:

      (a) to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Receiptholders or the Subscription Receipt Agent (subject to the consent of the Subscription Receipt Agent) against Zarlink or against its undertaking, property and assets or any part thereof whether such rights arise under this Agreement or the Subscription Receipts or otherwise;

      (b) to amend, alter or repeal any special resolution previously passed or sanctioned by the Receiptholders;

      (c) to direct or to authorize the Subscription Receipt Agent to enforce any of the covenants on the part of Zarlink contained in this Agreement or the Subscription Receipts or to enforce any of the rights of the Receiptholders in any manner specified in such special resolution or to refrain from enforcing any such covenant or right;

      (d) to waive, and to direct the Subscription Receipt Agent to waive, any default on the part of Zarlink in complying with any provisions of this Agreement or the

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                                       25


            Subscription Receipts either unconditionally or upon any conditions specified in such special resolution;

      (e) to restrain any Receiptholder from taking or instituting any suit, action or proceeding against Zarlink for the enforcement of any of the covenants on the part of Zarlink in this Agreement or the Subscription Receipts or to enforce any of the rights of the Receiptholders;

      (f) to direct any Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Receiptholder in connection therewith;

      (g) to assent to any modification of, change in or omission from the provisions contained in the Subscription Receipts and this Agreement or any ancillary or supplemental instrument which may be agreed to by Zarlink, and to authorize the Subscription Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

      (h) with the consent of Zarlink (such consent not to be unreasonably withheld), to remove the Subscription Receipt Agent or its successor in office and to appoint a new subscription receipt agent to take the place of the Subscription Receipt Agent so removed; and

      (i) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any common shares or other securities of Zarlink.

7.11     Meaning of Special Resolution

      (a) The expression "special resolution" when used in this Agreement means, subject as hereinafter provided in this Section 7.11 and in
            Section 7.14, a resolution proposed at a meeting of Receiptholders duly convened for that purpose and held in accordance with the provisions of this Agreement at which two (2) or more Receiptholders are present in person either holding personally or representing as proxies not less in aggregate than 25% of the number of Subscription Receipts then outstanding and passed by the affirmative votes of Receiptholders holding more than 66?% of the Subscription Receipts represented at the meeting and voted on a poll upon such resolution.

      (b) Notwithstanding Section 7.11(a), if, at any meeting called for the purpose of passing a special resolution, at least two (2) Receiptholders holding not less in aggregate than 25% of the then outstanding Subscription Receipts are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Receiptholders or on a Receiptholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than twenty-one
            (21) nor more than sixty (60) days later, and to such place and time as may be determined by the chairperson. Not less than ten (10) days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Receiptholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting:

            (i) if the special resolution purports to exercise any of the powers conferred pursuant to Sections 7.10(a), 7.10(d) or 7.10(i) or purports to change the provisions of this Section
                  7.11 or of Section 7.14 or purports to amend, alter or repeal any special resolution previously passed or sanctioned by the Receiptholders in exercise of the powers referred to in this paragraph, a quorum for the transaction of business shall consist of Receiptholders holding more than 25% of the then outstanding Subscription Receipts present in person or by proxy; and

            (ii) in any other case, a quorum for the transaction of business shall consist of such Receiptholders as are present in person or by proxy.

      (c) At any such adjourned meeting, any resolution passed by the requisite votes as provided in Section 7.11(a) shall be a special resolution within the meaning of this Agreement notwithstanding that Receiptholders holding more than 25% of the then outstanding Subscription Receipts are not present in person or by proxy at such adjourned meeting.

      (d) Votes on a special resolution shall always be given on a poll and no demand for a poll on a special resolution shall be necessary.

7.12     Powers Cumulative

Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Receiptholders by special resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Receiptholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13     Minutes

Minutes of all resolutions and proceedings at every meeting of Receiptholders shall be made and duly entered in books to be provided from time to time for that purpose by the Subscription Receipt Agent at the expense of Zarlink, and any such minutes as aforesaid, if signed by the chairperson or the secretary of the meeting at which such resolutions were passed or proceedings had or by the chairperson or secretary of the next succeeding meeting held shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14     Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Receiptholders at a meeting held as provided in this Article 7 may also be taken and exercised by an instrument in writing signed in one or more counterparts by such Receiptholders in person or by attorney duly appointed in writing, by Receiptholders holding at least 66?% of the then outstanding Subscription Receipts with respect to a special resolution, and the expression "special resolution" when used in this Agreement shall include an instrument so signed by Receiptholders holding at least 66?% of the then outstanding Subscription Receipts.

7.15     Binding Effect of Resolutions

Every resolution and every special resolution passed in accordance with the provisions of this Article 7 at a meeting of Receiptholders shall be binding upon all the Receiptholders, whether present at or absent from such meeting, and every instrument in writing signed by Receiptholders in accordance with Section
7.14 shall be binding upon all the Receiptholders, whether signatories thereto or not, and each and every Receiptholder and the Subscription Receipt Agent
(subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

7.16     Holdings by Zarlink Disregarded

In determining whether Receiptholders are present at a meeting of Receiptholders for the purpose of determining a quorum or have concurred in any consent, waiver, special resolution, Receiptholders' Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by Zarlink or any affiliated entity of Zarlink shall be disregarded in accordance with the provisions of Section 10.7.

                                   ARTICLE 8
                             SUPPLEMENTAL AGREEMENTS

8.1      Provision for Supplemental Agreements for Certain Purposes

From time to time Zarlink, the Lead Underwriter, on behalf of the Underwriters, and the Subscription Receipt Agent may, subject to the provisions hereof and subject to regulatory approval, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, agreements supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

      (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the circumstances, provided that the same are not in the opinion of the Subscription Receipt Agent relying on Counsel, prejudicial to the interests of the Receiptholders;

      (b)   giving effect to any special  resolution  passed in accordance  with
            Article 7;

      (c) making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Subscription Receipt Agent, relying on Counsel, prejudicial to the interests of the Receiptholders;

      (d) adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

      (e) modifying any of the provisions of this Agreement, including relieving Zarlink from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Subscription Receipt Agent, such modification or relief in no way prejudices any of the rights of the Receiptholders or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may, in its sole discretion, decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative; and

      (f) for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the
            Subscription Receipt Agent the rights of the Subscription Receipt Agent and of the Receiptholders are in no way prejudiced thereby.

                                    ARTICLE 9
                    CONCERNING THE SUBSCRIPTION RECEIPT AGENT

9.1      Rights and Duties of Subscription Receipt Agent

      (a) In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent shall exercise that degree of care, diligence and skill that a reasonably prudent subscription receipt agent would exercise in comparable circumstances. No provision of this Agreement shall be construed to relieve the Subscription Receipt Agent from liability for its own negligent action, its own negligent failure to act, or its own misconduct or bad faith.

      (b) The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Agent or the Receiptholders hereunder shall be conditional upon the Receiptholders furnishing, when required by notice by the Subscription Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the
            Subscription Receipt Agent to protect and to hold harmless the Subscription Receipt Agent against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Subscription Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

      (c) The Subscription Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Receiptholders at whose instance it is acting to deposit with the Subscription Receipt Agent the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Agent shall issue receipts.

      (d) Every provision of this Agreement that by its terms relieves the Subscription Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of this
            Section 9.1 and of Section 9.2.

      (e) The Subscription Receipt Agent shall have no duties except those expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of, this Agreement, unless received by it in writing and signed by the other parties hereto and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

      (f) The Subscription Receipt Agent shall not be responsible for ensuring that the Proceeds are used in the manner contemplated by the Prospectus.

      (g) The Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement, which documentation does not require the exercise of any discretion or independent judgment.

      (h) The Subscription Receipt Agent shall incur no liability whatsoever with respect to the delivery or non-delivery of any certificates whether delivery by hand, mail or any other means;

      (i) The Subscription Receipt Agent shall not be responsible or liable in any manner whatsoever for the deficiency, correctness, genuineness or validity of any securities deposited with it.

9.2      Evidence, Experts and Advisers

      (a) In addition to the reports, certificates, opinions and other evidence required by this Agreement, Zarlink shall furnish to the Subscription Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as the Subscription Receipt Agent may reasonably require by written notice to Zarlink.

      (b) In the exercise of its rights and duties hereunder, the Subscription Receipt Agent may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of Zarlink, certificates of Zarlink or other evidence furnished to the Subscription Receipt Agent pursuant to any provision hereof or pursuant to a request of the Subscription Receipt Agent.

      (c) Whenever it is provided in this Agreement that Zarlink shall deposit with the Subscription Receipt Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of Zarlink to have the Subscription Receipt Agent take the action to be based thereon.

      (d) Proof of the execution of an instrument in writing, including a Receiptholders' Request, by any Receiptholder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Subscription Receipt Agent may consider adequate.

      (e) The Subscription Receipt Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

      (f) The Subscription Receipt Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Subscription Receipt Agent.

      (g) The Subscription Receipt Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from Counsel, or any accountant, appraiser, or other expert or advisor, whether retained or employed by Zarlink or by the Subscription Receipt Agent with respect to any matter arising in relation to the Agreement.

9.3      Documents, etc. Held by Subscription Receipt Agent

Any securities, documents of title or other instruments that may at any time be held by the Subscription Receipt Agent pursuant to this Agreement may be placed in the deposit vaults of the Subscription Receipt Agent or of any Canadian chartered bank or deposited for safekeeping with any such bank. If the Subscription Receipt Agent has not received a direction under Section 4.1, any monies so held pending the application or withdrawal thereof under any provisions of this Agreement may be deposited in the name of the Subscription Receipt Agent in any Canadian chartered bank, or in the deposit department of the Subscription Receipt Agent or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, at the rate of interest (if any) then current on similar deposits.

9.4      Actions by Subscription Receipt Agent to Protect Interest

The Subscription Receipt Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Receiptholders.

9.5      Subscription Receipt Agent not Required to Give Security

The Subscription Receipt Agent shall not be required to give any bond or security in respect of the execution of this Agreement or otherwise in respect of the premises.

9.6      Protection of Subscription Receipt Agent

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

      (a) the Subscription Receipt Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 9.8 or in the certificate of the Subscription Receipt Agent on the Subscription Receipt Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by Zarlink;

      (b) nothing herein contained shall impose any obligation on the Subscription Receipt Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

      (c) the Subscription Receipt Agent shall not be bound to give notice to any Person or Persons of the execution hereof;

      (d) the Subscription Receipt Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of Zarlink of any of the covenants herein contained or of any acts of any officers, employees, agents or servants of Zarlink; and

      (e) Zarlink shall indemnify and save harmless the Subscription Receipt Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever brought against the Subscription Receipt Agent which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Agreement, including any and all reasonable legal fees and disbursements of whatever kind or nature, save only in the event of the negligent action, the negligent failure to act, or the misconduct or bad faith of the Subscription Receipt Agent. It is understood and agreed that this indemnification shall survive the termination or discharge of this Agreement or the resignation or removal of the Subscription Receipt Agent.

9.7      Replacement of Subscription Receipt Agent; Successor by Merger

      (a) The Subscription Receipt Agent may resign its appointment and be discharged from all other duties and liabilities hereunder, subject to this Section 9.7, by giving to Zarlink not less than sixty (60) days' prior notice in writing or such shorter prior notice as Zarlink may accept as sufficient. The Receiptholders by special resolution shall have power at any time to remove the existing Subscription Receipt Agent and to appoint a new subscription receipt agent. In the event of the Subscription Receipt Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Lead Underwriter, on behalf of the Underwriters, shall forthwith appoint a new subscription receipt agent unless a new subscription receipt agent has already been appointed by the Receiptholders; failing such appointment by the Lead Underwriter, on behalf of the Underwriters, the retiring Subscription Receipt Agent (at the expense of Zarlink) or any Receiptholder may apply to the Ontario Superior Court of Justice on such notice as such court may direct, for the appointment of a new subscription receipt agent; but any new subscription receipt agent so appointed by the Lead Underwriter, on behalf of the Underwriters, or by the Court shall be subject to removal as aforesaid by the Receiptholders. Any new subscription receipt agent appointed under any provision of this
            Section 9.7 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the applicable legislation for any other provinces, in such other provinces. On any such appointment the new subscription receipt agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Subscription Receipt Agent hereunder. At the request of Zarlink or the new subscription receipt agent, the retiring Subscription Receipt Agent, upon payment of the amounts, if any, due to it pursuant to Section 5.3, shall duly assign, transfer and deliver to the new subscription receipt agent all property and money held and all records kept by the retiring Subscription Receipt Agent hereunder or in connection herewith.

      (b) Upon the appointment of a successor subscription receipt agent, Zarlink shall promptly notify the Receiptholders thereof in the manner provided for in Article 10 hereof.

      (c) Any corporation into or with which the Subscription Receipt Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Subscription Receipt Agent shall be a party, or any corporation succeeding to the corporate trust business of the Subscription Receipt Agent shall be the successor to the Subscription Receipt Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor subscription receipt agent under Section 9.7(a).

      (d) Any Subscription Receipt Certificate certified but not delivered by a predecessor Subscription Receipt Agent may be delivered by the successor subscription receipt agent in the name of the predecessor or successor Subscription Receipt Agent.

9.8      Conflict of Interest

      (a) The Subscription Receipt Agent represents to Zarlink and the Lead Underwriter, on behalf of the Underwriters, that at the time of execution and delivery hereof no material conflict of interest exists between its role as a subscription receipt agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within thirty (30) days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its appointment as Subscription Receipt Agent hereunder to a successor subscription receipt agent approved by Zarlink and meeting the requirements set forth in Section 9.7(a). Notwithstanding the foregoing provisions of this Section 9.8(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipts shall not be affected in any manner whatsoever by reason thereof.

      (b) Subject to Section 9.8(a), the Subscription Receipt Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of Zarlink and generally may contract and enter into financial transactions with Zarlink or any affiliated entity of Zarlink without being liable to account for any profit made thereby.

9.9      Acceptance of Appointment

The Subscription Receipt Agent hereby accepts the appointment as subscription receipt agent in this Agreement and agrees to perform its duties hereunder upon the terms and conditions herein set forth.

9.10     Subscription Receipt Agent Not to be Appointed Receiver

The Subscription Receipt Agent and any person related to the Subscription Receipt Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of Zarlink.

                                   ARTICLE 10
                                     GENERAL

10.1 Notice to Zarlink, Subscription Receipt Agent and the Lead Underwriter, on behalf of the Underwriters

      (a) Unless herein otherwise expressly provided, any notice to be given hereunder to Zarlink, the Underwriters or the Subscription Receipt Agent shall be deemed to be validly given if delivered by hand courier or if transmitted by telecopier:

            (i)   if to Zarlink:

                  Zarlink Semiconductor Inc.
                  400 March Road
                  Ottawa, (Ontario) K2K 3H4

                  Fax No.:         (613) 270-7403

                  Attention:       President and Chief Executive Officer

            with a copy to:

                  McCarthy Tetrault LLP
                  Suite 2500
                  1000 De La Gauchetiere Street West
                  Montreal (Quebec)  H3B 0A2

                  Attention: Sonia Struthers
                  Facsimile No.: 514-875-6246

            (ii)  if to the Lead Underwriter, on behalf of the Underwriters:

                  CIBC World Markets
                  BCE Place
                  161 Bay Street
                  6th Floor
                  Toronto (Ontario)
                  M5J 2C8

                  Attention: Marwan A. Kubursi, Executive Director Facsimile No.: 416-594-7226

            with a copy to:

                  Blake, Cassels & Graydon LLP
                  199 Bay Street, Suite 2800
                  Commerce Court West
                  P.O. Box 25, Station Commerce Court
                  Toronto (Ontario) M5L 1A9

                  Attention:  Frank P. Arnone
                  Facsimile:  416-863-2653

            (iii) if to the Subscription Receipt Agent:

                  Computershare Trust Company of Canada
                  100 University Avenue
                  9th Floor, North Tower
                  Toronto (Ontario)
                  M5J 2Y1

                  Attention:       Manager, Corporate Trust
                  Facsimile:       416-981-9777
            and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if telecopied, by 4:00 p.m. (Toronto Time), on the day of transmission or, if such day is not a Business Day, on the first Business Day following the day of transmission. Accidental error or omission in giving notice or accidental failure to mail notice to any Receiptholder will not invalidate any action or proceeding founded thereon.

      (b) Zarlink, the Lead Underwriter, on behalf of the Underwriters, or the Subscription Receipt Agent, as the case may be, may from time to time notify the other parties in the manner provided in Section 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of Zarlink, the Lead Underwriter, on behalf of the Underwriters, or the Subscription Receipt Agent, as the case may be, for all purposes of this Agreement.

10.2     Notice to Receiptholders

      (a) Any notice to the Receiptholders under the provisions of this Agreement shall be valid and effective if delivered or sent by letter or circular through the ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five (5) Business Days following actual posting of the notice.

      (b) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Receiptholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Receiptholders or if delivered to the address for such Receiptholders contained in the register of Subscription Receipts maintained by the Subscription Receipt Agent.

      (c) All notices to joint holders of any Subscription Receipt may be given to whichever one of the holders thereof is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all such joint holders of the Subscription Receipt.

10.3     Ownership of Subscription Receipts

Zarlink and the Subscription Receipt Agent may deem and treat the registered owner of any Subscription Receipt Certificate or, in the case of a transferee who has surrendered a Subscription Receipt Certificate in accordance with and as contemplated in Sections 3.3 and 3.5, such transferee, as the absolute owner of the Subscription Receipt represented thereby for all purposes, and Zarlink and the Subscription Receipt Agent shall not be affected by any notice or knowledge to the contrary except where Zarlink or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Receiptholder shall be entitled to the rights evidenced by such Subscription Receipt Certificate free from all equities or rights of set off or counterclaim between Zarlink and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such Receiptholder for the Convertible Debentures which may be acquired pursuant thereto shall be a good discharge to Zarlink and the Subscription Receipt Agent for the same and neither Zarlink nor the Subscription Receipt Agent shall be bound to inquire into the title of any such holder except where Zarlink or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4     Evidence of Ownership

      (a) Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Subscription Receipt Agent stating that the Subscription Receipts specified therein have been deposited by a named Person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, Zarlink and the Subscription Receipt Agent may treat the Person so named as the owner, and such certificate as sufficient evidence of the ownership by such Person of such Subscription Receipt during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Subscription Receipt so deposited.

      (b) Zarlink and the Subscription Receipt Agent may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any Person (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the Subscription Receipt Agent as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the Person signing acknowledged to him the execution thereof, or (iii) a statutory declaration of a witness of such execution.

10.5     Satisfaction and Discharge of Agreement

Upon the earliest of:

      (a) the entering of a Book-Entry Only System customer confirmation of Underlying Convertible Debentures in a CDS account for holders of Subscription Receipts and the payment of monies if any required to be paid to Zarlink pursuant to Section 3.2; or

      (b) the payment of all monies required where Termination occurs as provided in Section 3.5(b),

this Agreement shall cease to be of further effect and the Subscription Receipt Agent, on demand of and at the cost and expense of Zarlink and upon delivery to the Subscription Receipt Agent of a certificate of Zarlink stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Agent by Zarlink hereunder shall remain in full force and effect and survive the termination of this Agreement.

10.6 Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Receiptholders

Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any Person other than the parties hereto, the Receiptholders and the transferees of Subscription Receipts as contemplated in Sections 3.3 and 3.5, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Receiptholders and such transferees.

10.7 Subscription Receipts Owned by Zarlink or its Subsidiaries Certificate to be Provided

For the purpose of disregarding any Subscription Receipts owned legally or beneficially by Zarlink or any affiliated entity of Zarlink as contemplated in
Section 7.16, Zarlink shall provide to the Subscription Receipt Agent, from time to time, a certificate of Zarlink setting forth as at the date of such certificate the number of Subscription Receipts owned legally or beneficially by Zarlink or any affiliated entity of Zarlink, and the Subscription Receipt Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without requiring further evidence thereof.

10.8     Effect of Execution

Notwithstanding any provision of this Agreement, should any Subscription Receipt Certificates be issued and certified in accordance with the terms hereof prior to the actual time of execution of this Agreement by Zarlink and the Subscription Receipt Agent, any such Subscription Receipt Certificates shall be void and of no value and effect until such actual execution.

10.9     Time of Essence

Time is and shall remain of the essence of this Agreement.

10.10    Counterparts

This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

                            [Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

                                    ZARLINK SEMICONDUCTOR INC.

                                    By: (s)o
                                        ----------------------------------------
                                        Name: o
                                        Title: o

                                    By: (s)o
                                        ----------------------------------------
                                        Name: o
                                        Title: o

                                    CIBC WORLD MARKETS INC.

                                    By: (s)o
                                        ----------------------------------------
                                        Name: o
                                        Title: o

                                    COMPUTERSHARE TRUST COMPANY OF CANADA

                                    By: (s)o
                                        ----------------------------------------
                                        Name: o
                                        Title: o

                                    By: (s)o
                                        ----------------------------------------
                                        Name: o
                                        Title: o

                                  SCHEDULE "A"
                    FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

Unless this Certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. ("CDS") to ZARLINK SEMICONDUCTOR INC. or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has an interest herein.

                           ZARLINK SEMICONDUCTOR INC.
                     (A corporation duly incorporated under
                               the laws of Canada)

Number: o                                CUSIP:o

            THIS IS TO CERTIFY THAT ____o_ (the "Holder") is the registered holder of ______o______________ Subscription Receipts represented hereby.

            The Subscription Receipts represented by this Subscription Receipt certificate ("Certificate") are issued pursuant to a Subscription Receipt Agreement ("Agreement") dated July [30], 2007 between ZARLINK SEMICONDUCTOR INC. ("Zarlink"), COMPUTERSHARE TRUST COMPANY OF CANADA (the "Subscription Receipt Agent"), and CIBC WORLD MARKETS INC. on its own behalf and on behalf of NATIONAL BANK FINANCIAL INC., RBC DOMINION SECURITIES INC. and SCOTIA CAPITAL INC. (collectively, the "Underwriters").

            Capitalized terms used in the Agreement have the same meaning herein as therein, unless otherwise defined.

            Each Subscription Receipt entitles the holder to receive, in accordance with the terms of, and subject to, the Subscription Receipt
Agreement:

      (a) if the Acquisition Closing Date occurs on or before the Deadline, to automatically receive, without any further action required by such holder and without the payment of any additional consideration, one Convertible Debenture for each Subscription Receipt held by the Receiptholder; or

      (b) if the Acquisition Closing Date does not occur on or before the Deadline or if a Termination Event occurs, to receive, on the third Business Day following the Termination Date, a Termination Payment.

            The Subscription Receipts represented hereby are issued under and pursuant to the Agreement. Reference is hereby made to the Agreement and any and all other instruments supplemental or ancillary thereto for a full description of the rights of the holders of the Subscription Receipts and the terms and conditions upon which such Subscription Receipts are, or are to be, issued and held, all to the same effect as if the provisions of the Agreement and all instruments supplemental or ancillary thereto were herein set forth, and to all of which provisions the holder of these Subscription Receipts by acceptance hereof assents. In the event of a conflict or inconsistency between the terms of the Agreement and this Certificate, the terms of the Agreement shall prevail.

            The Agreement contains provisions making binding upon all holders of Subscription Receipts outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and by instruments in writing signed by the holders of a specified majority of the outstanding Subscription Receipts.

            The Subscription Receipts evidenced by this Certificate may be transferred on the register kept at the offices of the Subscription Receipt Agent by the registered holder hereof or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Subscription Receipt Agent, only upon payment of the charges provided for in the Agreement and upon compliance with such reasonable requirements as the Subscription Receipt Agent may prescribe. The transfer register shall be closed at 5:00 p.m. (Toronto time) on the Termination Date.

            This Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Subscription Receipt Agent.

            Time shall be of the essence hereof. This Certificate is governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

            IN WITNESS WHEREOF Zarlink has caused this Certificate to be signed by a duly authorized representative as of July o, 2007.

Countersigned by

                                      ZARLINK SEMICONDUCTOR INC.,

                                      By:
                                            ------------------------------------
                                      Name:
                                      Title:

                                      By:
                                            ------------------------------------
                                      Name:
                                      Title:

                                      COMPUTERSHARE TRUST COMPANY OF CANADA
                                      as Subscription Receipt Agent

                                      By:
                                            ------------------------------------
                                      Name:
                                      Title:

                                      By:
                                            ------------------------------------
                                      Name:
                                      Title:

                                  SCHEDULE "B"
                                 FORM OF NOTICE

TO:   COMPUTERSHARE TRUST COMPANY OF CANADA (the "Subscription Receipt Agent")

Reference is made to the Subscription Receipt Agreement (the "Agreement") dated as of July [30], 2007 among the undersigned, CIBC World Markets Inc., on behalf of the Underwriters, and the Subscription Receipt Agent (capitalized terms used herein without definition having the meanings specified therein).

            In accordance with the provisions of the Subscription Receipt Agreement, Zarlink Semiconductor Inc. ("Zarlink") is writing to advise you that the Acquisition Closing Date has occurred on or before the Deadline.

            In accordance with Section 3.2 of the Agreement, the Escrowed Funds are to be released as follows:

      (a)   as to $o to CIBC World  Markets Inc, on behalf of the  Underwriters;
            and

      (b)   as to the balance to Zarlink.

      Payment is to be made forthwith and to be delivered prior to Issue Time as follows:

      (c)   as to the above $_____ : to CIBC World Markets Inc.;

      (d)   as to the balance to Zarlink at:_______ .

            The Subscription Receipt Agent in its capacity as trustee of the Convertible Debentures, is hereby irrevocably directed and authorized to issue and deliver on behalf of Zarlink a global certificate registered in the name of CDS or its nominee, representing o Convertible Debentures effective as at the Acquisition Closing Date, which is o, 2007, all as provided in Section 3.3 of the Agreement. The Convertible Debentures shall be deemed to be issued at the Acquisition Closing Date notwithstanding that the certificate evidencing such Convertible Debentures has not been issued. Zarlink Semiconductor Inc. confirms that the allotment and issue of these Convertible Debentures has been duly authorized by all necessary action.

            The foregoing direction is irrevocable and shall constitute your good and sufficient authority for making such payments as directed above.

                         [Signatures on following page]

DATED the   ________   day of ______________________, 2007.

                                      ZARLINK SEMICONDUCTOR INC.,

                                      By:
                                         ---------------------------------------
                                         Authorized Signing Officer

                                      By:
                                         ---------------------------------------
                                         Authorized Signing Officer